                                                                    Exhibit 4(s)

                                   FIRST AMENDMENT
                                          OF
                                   CREDIT AGREEMENT


    THIS FIRST AMENDMENT OF CREDIT AGREEMENT, dated as of June 20, 1996 (this "AMENDMENT"), is by and among Stone Container Corporation, a Delaware corporation (the "BORROWER"), the undersigned financial institutions, including Bankers Trust Company, in their capacities as lenders (collectively, the "LENDERS," and each individually, a "LENDER"), Bankers Trust Company, as agent (the "AGENT") for the Lenders, and the undersigned financial institutions in their capacities as Co-Agents.

                                      RECITALS:

    A.   The Borrower, Bank of America National Trust & Savings Association,
The Bank of New York, The Bank of Nova Scotia, Caisse Nationale de Credit Agricole, Chemical Bank, The Chase Manhattan Bank, N.A., Dresdner Bank AG-Chicago and Grand Cayman Branches, The First National Bank of Chicago, The Long-Term Credit Bank of Japan, Ltd., NationsBank, N.A. (Carolinas), The Sumitomo Bank, Ltd., Chicago Branch and Toronto Dominion (Texas), Inc., as co-agents (collectively, the "CO-AGENTS," and each individually, a "CO-AGENT"), the Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of March 22, 1996 (the "CREDIT AGREEMENT").

    B. The Borrower is contemplating entering into a joint venture structured as a limited liability company (the "RETAIL BAG JOINT VENTURE"), into which the Borrower will transfer substantially all of its retail bag division assets (except for real estate owned by the Borrower) and assign its liabilities and assign (or sublease) real estate leases and equipment leases related thereto, in exchange for an initial 65% equity ownership in the Retail Bag Joint Venture, and Gaylord Container Corporation will transfer substantially all of its grocery bag division assets plus a to be determined value of roll stock inventory, and assign its liabilities and assign (or sublease ) real estate leases and equipment leases related thereto, in exchange for an initial 35% equity ownership in the Retail Bag Joint Venture.

    C. As a result of the Borrower initially having, among other factors, equal board representation in the Retail Bag Joint Venture, the Retail Bag Joint Venture will not be consolidated with the Borrower under generally accepted accounting principles for reporting purposes but instead will be accounted for utilizing the equity method.

    D. The Borrower desires to have the Credit Agreement amended to, among other things, permit the creation of the Retail Bag Joint Venture and the transfer of the Borrower's retail bag division assets and liabilities thereto, and to clarify the treatment of the Retail Bag Joint Venture under the Credit Agreement as a non-subsidiary of the Borrower.

    E. The Borrower, the Co-Agents, the Agent and the Lenders desire to amend the Credit Agreement on the terms and conditions set forth herein.

    NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

    SECTION 1. DEFINED TERMS. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Credit Agreement.

    SECTION 2. AMENDMENTS TO THE CREDIT AGREEMENT. The Credit Agreement is, as of the Effective Date (as defined below), hereby amended as follows:

         (a) SECTION 5.2.2(x) of the Credit Agreement is amended by deleting "150%" appearing in clause (B) of such Section and replacing it with "200%".

         (b) SECTION 5.2.7 of the Credit Agreement is amended by (i) deleting the word "and" appearing at the end of clause (o) thereof, (ii) deleting the period appearing at the end of clause (p) thereof and inserting "; and" in place thereof and (iii) inserting after clause (p) thereof the following new clause (q):

         "(q) the Borrower may contribute all of its retail bag division assets (except for real estate owned by the Borrower), including, without limitation, inventory, equipment, customer lists, licenses and intellectual property, but excluding trade accounts receivable which have been sold by the Borrower to StoneSub, and assign its liabilities and assign (or sublease) real estate leases and equipment leases, which assets, liabilities and leases, immediately prior to such contribution, are utilized by the Borrower in its retail bag division, and which assets do not exceed $55 million in aggregate book value, to a newly formed limited liability company (the "RETAIL BAG JOINT VENTURE") in exchange for an initial 65% equity ownership interest in the Retail Bag Joint Venture (it being understood that the initial contribution of assets and liabilities may occur contemporaneously or may occur over a period of time)."

         (c) SECTION 5.2.10 of the Credit Agreement is amended by (i) deleting the word "and" appearing at the end of clause (xiii) thereof and (ii) inserting after clause (xiv) thereof the following new clause (xv):

         "and (xv) StoneSub may prepay, or otherwise cause a reduction in, Indebtedness for Money Borrowed owing to the Issuer utilizing funds arising from the collection of Receivables;"

         (d) SECTION 5.2.12 of the Credit Agreement is amended by adding a new sentence at the end thereof as follows:

         "Notwithstanding the foregoing, the Borrower may contribute and transfer its property and assets to the Retail Bag Joint Venture as permitted by SECTION 5.2.7(q) in connection with the initial capitalization (it being understood that the initial capitalization and related transfers of property may occur contemporaneously or over a period of time) of the Retail Bag Joint Venture."

         (e) SECTION 9.13 of the Credit Agreement is amended by adding a new clause (g) at the end thereof as follows:

         "(g) If requested by the Borrower in connection with the incurrance by the Borrower or any Subsidiary of any Financing Lease Obligations as permitted under SECTION 5.2.2(i), any Indebtedness for Money Borrowed in respect of the purchase price of property as permitted under
         SECTION 5.2.2(k) or any lease payments as permitted under SECTION 5.2.15, the Agent is authorized to execute and deliver any agreement or other instrument in favor of, or with, any lender extending any such Indebtedness for Money Borrowed or lessor under any such lease (a "THIRD PARTY LENDER") which expressly waives, relinquishes and/or subordinates any Lien of the Agent for the benefit of the Lenders under any Loan Documents in or upon the asset(s) being acquired or leased by the Borrower or such Subsidiary from such Third Party Lender until such time as such Indebtedness for Money Borrowed or lease is paid in full, with such agreement or instrument in form and substance reasonably satisfactory to the Agent, and the Lenders hereby authorize the Agent to execute and deliver any such agreement or instrument."

         (f) A new definition is added to the Definitional Appendix to the Credit Agreement in appropriate alphabetical order as follows:

              ""RETAIL BAG JOINT VENTURE" is defined in SECTION 5.2.7(q)."

         (g) The definition of "Person" appearing in the Definitional Appendix to the Credit Agreement is amended by deleting such definition in its entirety and replacing it with the following:

              ""PERSON" means an individual or a corporation, partnership, trust, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind."

         (h) The definition of "Subsidiary" appearing in the Definitional Appendix to the Credit Agreement is amended by deleting such definition in its entirety and replacing it with the following:

              ""SUBSIDIARY" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture, limited liability company or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time; PROVIDED, HOWEVER, that the Retail Bag Joint Venture shall not be deemed to be a subsidiary for any purpose of this Agreement so long as the Borrower is only entitled to elect 50% or less of the members of the board of directors (or the governing body) of the Retail Bag Joint Venture and the assets, liabilities and results of operations of which are not required to be consolidated with the Borrower's assets, liabilities and results of operations under generally accepted accounting principles. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower. Notwithstanding the foregoing, SVCPI shall not be deemed to be a Subsidiary for any purposes of this Agreement (including without limitation the definition of "Wholly-Owned Subsidiary") regardless of the fact that Stone-Canada and/or Affiliates of Stone-Canada may at any time own a majority or all of the outstanding voting shares of SVCPI, PROVIDED, HOWEVER that in the event Stone-Canada and/or Affiliates of Stone-Canada become the owner of a majority of the outstanding voting shares of SVCPI, then (i) SVCPI shall be deemed to be a Subsidiary for purposes of SECTIONS 5.1.1(f), (g) and (h), 5.1.6 and 5.1.7 and
         (ii) for purposes of the financial statements referred to in SECTIONS 5.1.1(b), (c), (d) and (e), SVCPI shall be accounted for utilizing the equity method."

    SECTION 3. CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENT. This Amendment shall become effective upon the date (the "EFFECTIVE DATE") the Borrower, the Agent and the Required Lenders shall have executed and delivered this Amendment.

    SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants to the Lenders, the Co-Agents and the Agent as follows:

         (a) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof (except to the extent specifically made with regard to a particular date).

         (b) No Event of Default or Unmatured Event of Default has occurred and is continuing.

         (c) The execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of, and duly executed and delivered by, the Borrower and this Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

         (d) The execution, delivery and performance of this Amendment do not conflict with or result in a breach by the Borrower of any term of any material contract, loan agreement, indenture or other agreement or instrument to which the Borrower is a party or is subject.

    SECTION 5.     REFERENCES TO AND EFFECT ON THE CREDIT AGREEMENT.

    (a) On and after the Effective Date each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Credit Agreement in the Loan Documents and all other documents (the "ANCILLARY DOCUMENTS") delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

    (b) Except as specifically amended above, the Credit Agreement, the Loan Documents and all other Ancillary Documents shall remain in full force and effect and are hereby ratified and confirmed.

    (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Co-Agents or the Agent under the Credit Agreement, the Loan Documents or the Ancillary Documents.

    (d) The Borrower acknowledges and agrees that this Amendment constitutes a "Loan Document" for purposes of the Credit Agreement, including, without limitation, SECTION 7.1(d) of the Credit Agreement.

    SECTION 6. EXECUTION IN COUNTERPARTS. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. This Amendment shall be binding upon the respective parties hereto upon the execution and delivery of this Amendment by the Borrower, the Agent and the Required Lenders regardless of whether it has been executed and delivered by all of the Lenders. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

    SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE INTERNAL CONFLICTS OF LAWS PROVISIONS THEREOF.

    SECTION 8. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.


                               [Signature Pages Follow]

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date above first written.


STONE CONTAINER CORPORATION                 BANKERS TRUST COMPANY, in its
                                            individual capacity and as Agent

By: /s/ Leslie T. Lederer                   By: /s/ Mary Zadroga
    ------------------------------              ------------------------------
Name:    Leslie T. Lederer                  Name:     Mary Zadroga
Title:   Vice President, Secretary and      Title:    Vice President
         General Counsel


BANK OF AMERICA ILLINOIS                     BANK OF AMERICA NATIONAL
                                             TRUST AND SAVINGS ASSOCIATION,
                                             in its individual capacity
                                             and as a Co-Agent
By:
    ------------------------------------     By: /s/ Patricia Delgrande
Name:                                            ------------------------------
Title:                                       Name:    Patricia DelGrande
                                             Title:   Managing Director



BANK OF BOSTON                              THE BANK OF NEW YORK, in its
                                            individual capacity and as a Co-
                                            Agent

By: /s/ Gretchen Bergstresser               By: /s/ John C. Lambert
    ------------------------------              ------------------------------
Name:    Gretchen Bergstresser              Name:     John C. Lambert
Title:   Vice President                     Title:    Vice President



THE BANK OF NOVA SCOTIA, in its             CAISSE NATIONALE DE CREDIT
individual capacity and as a Co-Agent       AGRICOLE, in its individual
                                            capacity and as a Co-Agent

By: /s/ F.C.H. Ashby                        By: /s/ Dean Balice
    ------------------------------              ------------------------------
Name:    F.C.H. Ashby                       Name:     Dean Balice
Title:   Senior Manager Loan Operations     Title:    Senior Vice President
                                                      Branch Manager

AERIES FINANCE LTD.               CERES FINANCE LTD.

By: /s/ Andrew Ian Wignall        By:
    --------------------------         ------------------------------
Name:     Andrew Ian Wignall      Name:
Title:  Director                  Title:


STRATA FUNDING LTD.               THE CHASE MANHATTAN BANK,
                                  N.A., in its individual capacity
                                  and as a Co-Agent
By:
    --------------------------    By: /s/ Helene Santo
Name:                                 -------------------------------
Title:                            Name:     Helene Santo
                                  Title:  Vice President


CHEMICAL BANK, in its individual  CHL HIGH YIELD LOAN PORTFOLIO,
capacity and as a Co-Agent        a Unit of Chemical Bank

By: /s/ Timothy J. Storms         By: /s/ Joyce C. Delucca
    --------------------------        --------------------------
Name:     Timothy J. Storms       Name:     Joce C. Delucca
Title:  Managing Director         Title:  Vice President


COMPAGNIE FINANCIERE DE CIC ET    DRESDNER BANK AG (Chicago and
DE L'UNION EUROPEENNE             Grand Cayman Branches), in its
                                  individual capacity and as a Co-Agent

By: /s/ Sean Mounier              By: /s/ Thomas J. Nadramia
    --------------------------        --------------------------
Name:     Sean Mounier            Name:     Thomas J. Nadramia
Title:  First Vice President      Title:  Vice President


By: /s/ Brian O'Leary             By: /s/ John W. Sweeney
    --------------------------        --------------------------
Name:     Brian O'Leary           Name:     John W. Sweeney
Title:  Vice President            Title:  Assistant Vice President

THE EQUITABLE LIFE ASSURANCE      THE FIRST NATIONAL BANK OF
SOCIETY OF THE UNITED STATES      CHICAGO,in its individual
                                  capacity and as a Co-Agent

By:                               By: /s/ Karen F. Kizer
    --------------------------        --------------------------
Name:                             Name:     Karen F. Kizer
Title:                            Title:  Senior Vice President




KEYPORT LIFE INSURANCE COMPANY    LEHMAN COMMERCIAL PAPER INC.

By: Chacellor Senior Secured
Management, Inc. as
Portfolio Advisor

By: /s/ Christopher A. Bondy      By: /s/ Michele Swanson
    --------------------------        --------------------------
Name:     Christopher A. Bondy    Name:     Michele Swanson
Title:  Vice President            Title:Authorized Signatory


THE LONG-TERM CREDIT BANK OF      MERITA BANK LTD., formerly known
JAPAN, LTD. in its individual     as Union Bank of Finland, Ltd.,
capacity and as a Co-Agent        Grand Cayman Branch

By: /s/ Armund J. Schoen, Jr.     By:
    --------------------------        --------------------------
Name:     Armund J. Schoen, Jr.   Name:_________________________
Title:  V. P. & Deputy General    Title:________________________
          Manager


MERRILL LYNCH PRIME RATE          MERRILL LYNCH SENIOR FLOATING
PORTFOLIO                         RATE FUND, INC.

By:     Merrill Lynch Asset
        Management, LP, as
        Investment Advisor

By: /s/ R. Douglas Henderson      By: /s/ R. Douglas Henderson
    --------------------------        --------------------------
Name:     R. Douglas Henderson    Name:     R. Douglas Henderson
Title:  Authorized Signatory      Title:  Authorized Signatory

SENIOR HIGH INCOME PORTFOLIO,     SENIOR HIGH INCOME PORTFOLIO II,
INC.                              INC.

By: /s/ R. Douglas Henderson      By: /s/ R. Douglas Henderson
    --------------------------        --------------------------
Name:     R. Douglas Henderson    Name:     R. Douglas Henderson
Title:  Authorized Signatory      Title:  Authorized Signatory


SENIOR STRATEGIC INCOME FUND,     NATIONSBANK, N.A. (CAROLINAS),
INC.                              in its individual capacity and
By: /s/ R. Douglas Henderson      as a Co-Agent
    --------------------------    By: /s/ Michael Short
Name:     R. Douglas Henderson        --------------------------
Title:  Authorized Signatory      Name:     Michael Short
                                  Title:  Vice President

                                  PROSPECT STREET SENIOR PORTFOLIO,
PEARL STREET, L.P.                L.P.
                                  By:     Prospect Street Senior Loan Corp.,
                                  as Managing General Partner

By:                               By: /s/ Preston I. Carnes, Jr.
    --------------------------        --------------------------
Name:                             Name:     Preston I. Carnes, Jr.
Title:                            Title:  Vice President



RESTRUCTURED OBLIGATIONS BACKED   STICHTING RESTRUCTURED OBLIGATIONS
BY SENIOR ASSETS B.V.             BACKED BY SENIOR ASSETS 2 (ROSA2)


By:     Chancellor Senior Secured By:     Chancellor Senior Secured Management,
Management, Inc., as Portfolio            Inc., as Portfolio Advisor
Advisor


By: /s/ Christopher A. Bondy      By:
    --------------------------       ---------------------------
Name:     Christopher A. Bondy    Name:
Title:  Vice President            Title:

SENIOR DEBT PORTFOLIO             THE SUMITOMO BANK, LTD.,
                                  CHICAGO BRANCH, in its individual
By:     Boston Management and     capacity and as a Co-Agent
        Research, as Investment
        Advisor

By: /s/ Jeffrey S. Garner         By: /s/ Hiroyuki Iwami
    --------------------------        --------------------------
Name:     Jeffrey S. Garner       Name:     Hiroyuki Iwami
Title:  Vice President            Title:  Joint General Manager

TORONTO DOMINION (TEXAS), INC.,   VAN KAMPEN MERRITT PRIME RATE
in its individual capacity and    INCOME TRUST
as a Co-Agent
                                  By: /s/ Jeffrey W. Maillet
By: /s/ Frederic Hawley               --------------------------
    --------------------------    Name:     Jeffrey W. Maillet
Name:     Frederic Hawley         Title:  Senior Vice President - Portfolio
Title:  Vice President                    Manager


MEDICAL LIABILITY MUTUAL          FIRST ALABAMA BANK
INSURANCE COMPANY

By:                               By: /s/ James E. Schmalz
    --------------------------        --------------------------
Name:                             Name:     James E. Schmalz
Title:                            Title:  National Accounts Officer


INTERNATIONALE NEDERLANDEN        THE YASUDA TRUST & BANKING CO.,
(U.S.) CAPITAL CORPORATION        LTD. CHICAGO BRANCH

By:                               By:
    --------------------------        --------------------------
Name:                             Name:
Title:                            Title:

APPALOOSA MANAGEMENT L.P.         INDOSUEZ CAPITAL FUNDING II, LIMITED

                                  By:     Indosuez Capital Luxembourg, as
                                  Collateral Manager

By:                               By: /s/ T. Berthelot
    --------------------------        --------------------------
Name:                             Name:     T. Berthelot
Title:                            Title:  Authorized Signatory


ING CAPITAL ADVISORS, INC.        PROTECTIVE LIFE INSURANCE CO.


By: /s/ Michael D. Hatley         By: /s/ Mark K. Okada CFA
    --------------------------        --------------------------
Name:     Michael D. Hatley       Name:     Mark F. Okada CFA
Title:  Vice President &          Title:  Principal Protective
        Portfolio Manager                 Asset Management Co.



                                  CANADIAN IMPERIAL BANK OF
                                  COMMERCE
                                  By:
                                      --------------------------
                                  Name:
                                  Title: